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SCHEDULE 14A

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Astrotech Corporation
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Astrotech Corporation

907 Gemini

Houston, Texas 77058-2762
1.713.558.5000
fax: 1.713.558.5960
www.spacehab.com

FOR IMMEDIATE RELEASE

ASTROTECH CORPORATION ADJOURNS SPECIAL SHAREHOLDER MEETING

UNTIL APRIL 9, 2009

Houston, Texas, March 10, 2009 — Astrotech Corporation (NASDAQ/NMS: SPAB), a leading provider of commercial space services, announced today that the annual meeting of shareholders originally held on February 10, 2009 and previously adjourned until March 10, 2009 has been further adjourned  until April 9, 2009.

The special meeting of shareholders will be held at 10 a.m. CDT on April 9, 2009 at the Company’s Houston office at 907 Gemini, Houston, Texas 77058. The record date for the meeting remains December 15, 2008. During the meeting Astrotech expects to finalize voting on Proposition 5 regarding approval of a change in the state of incorporation from Washington to Delaware.

Proposition 5 requires the approval of more than 66.6% of Astrotech’s shares of common stock.  As of March 10, 2009, Proposal 5 had been approved by holders of 54% of the common stock.

Further information regarding the Company’s annual meeting of shareholders is contained in the Notice of 2008 Annual Meeting of Shareholders dated January 7, 2009.  A copy of the Company’s proxy statement filed on Form 14A is available through the Information Agent, Broadridge, at their website http://materials.proxyvote.com/846243.

About Astrotech Corporation

Astrotech is a commercial and entrepreneurial force in the space industry providing a full spectrum of products and services to both the government and private sectors. The Company offers spacecraft pre-launch processing facilities and services, production of valuable commercial products in space, development and extension of space-based products to the consumer market, space access and payload integration services program and engineering support ranging from development and manufacturing of flight hardware to large scale government project management.

The statements in this document may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the company’s Securities & Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Tania Shupe

Corporate Marketing and Communications

Astrotech Corporation

713.558.5299

tshupe@spacehab.com

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